EXHIBIT 3.2
                             FILED SEPTEMBER 24, 1997
                                  LONNA R. HOOKS
                                SECRETARY OF STATE

                              CERTIFICATE OF MERGER
                                        OF
                             OWATONNA CANNING COMPANY
                              OLIVIA CANNING COMPANY
                               MIDWEST FOODS, INC.
                                       AND
                             GOODHUE CANNING COMPANY
                     together the "Constituent Corporations"
                                       INTO
                       CHIQUITA BRANDS INTERNATIONAL, INC.
                           the "Surviving Corporation"


   To:   The Secretary of State

                           State of New Jersey


         Pursuant  to  the  provisions   of  Section  14A:10-7   Corporations,

   General, of  the New  Jersey Statutes, the undersigned  corporations hereby execute the following Certificate of Merger.

                                   ARTICLE ONE

         The names of  the corporations  proposing to merge  and the names  of the states under the laws of which such corporations are organized, are  as follows:

         Name of Corporation

   State of Incorporation

         Owatonna Canning Company

   Minnesota

         Olivia Canning Company

   Minnesota

         Midwest Foods, Inc.                          Minnesota

         Goodhue Canning Company





   Minnesota

         Chiquita Brands International, Inc. New Jersey

                                   ARTICLE TWO

         The laws of Minnesota, the state under which the Constituent

   Corporations are organized, permit such merger and the applicable provisions of the laws of said jurisdiction under which the Constituent

   Corporations are organized have been, or upon compliance with filing and recording requirements will have been, complied with.

                                  ARTICLE THREE

         The name of the surviving corporation shall be Chiquita Brands

   International, Inc. and it shall be governed by the laws of the State of

   New Jersey.

         The aggregate number of shares which the Surviving Corporation is authorized to issue is 164,000,000 shares divided into:

         (i)   150,000,000 shares of Capital Stock, par value $.33 per share

   ("Capital Stock"),

         (ii)  4,000,000 shares of Cumulative Preference Stock, issuable in series, without nominal or par value ("Series Preference Stock"), and

         (iii) 10,000,000 shares of Non-Voting Cumulative Preferred Stock,

   issuable in series, par value $1 per share ("Non-Voting Preferred Stock").

         The address of the Surviving Corporation's registered office in the

   State of New Jersey is 820 Bear Tavern Road, West Trenton, County of

   Mercer, New Jersey 08628 and the name of the registered agent at such address is The Corporation Trust Company.

                                   ARTICLE FOUR

         The Plan of Merger, attached as Exhibit A, was approved by the


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   directors of the undersigned Surviving Corporation in the manner prescribed by the New Jersey Business Corporation Act, and no vote of the shareholders of the Surviving Corporation was required because of the applicability of the provision of Section 14A:10-3(4) of the New Jersey

   Business Corporation Act.  The merger was approved by the shareholders of the undersigned Constituent Corporations in the manner prescribed by the laws of the State of Minnesota on September 23, 1997.

                                   ARTICLE FIVE

         As to each corporation whose shareholders are entitled to vote on the merger, the number of shares entitled to vote thereon, and if the shares of any class or series are entitled to vote thereon as a class, the designation and number of shares of each such class or series, is as follows:





                                                        Designation of
                                  Total Number          Class or Series
                                   of Shares            Entitled To Vote      Number of Shares
                                  Entitled To             as a Class          of Such Class or
  Name of Corporation                Vote                  (if any)           Series (if any)
Owatonna Canning Company          4,500                 Class A Stock                    450
                                                        Class B Stock                  4,050

Olivia Canning Company              121                 Capital Stock                    121

Midwest Foods, Inc.               1,500                 Common Shares                  1,000
                                                        Participating
                                                        Non-Voting Shares                500

Goodhue Canning Company             140                 Common Shares                    140


                                                               ARTICLE SIX

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         As to each  corporation whose shareholders are entitled  to vote, the number of shares that voted for and against the merger, respectively, and the number of shares of any class or series entitled to vote as a class that voted for and against the merger are:



                                                   Total Shares
                                  Total Shares        Voted                           Shares       Shares
                                    Voted For        Against              Class        Voted        Voted
Name of Corporation                                                                     For        Against
----------------------------------------------------------------------------------------------------------
Owatonna Canning Company             4,500             0               Class A Stock     450            0
                                                                       Class B Stock   4,050            0

Olivia Canning Company                 121             0               Capital Stock     121            0

Midwest Foods, Inc.                  1,500             0                    Common     1,000            0
                                                                             Shares
                                                                       Participating
                                                                          Non-Voting
                                                                              Shares     500            0

Goodhue Canning Company                140             0                      Common     140            0
                                                                              Shares


                          ARTICLE SEVEN

                    The  effective date of this Certificate shall

be the date of filing hereof.

                    IN  WITNESS WHEREOF  each of  the undersigned

corporations has caused this Certificate of Merger to be executed in its name as of the 24th day of September, 1997.


                                        CHIQUITA BRANDS INTERNATIONAL, INC.

                                        By: /s/ Robert W. Olson
                                        Title:  Robert W. Olson
                                        Senior Vice President, General
                                        Counsel and Secretary






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                                        OWATONNA CANNING COMPANY

                                        By: /s/ Chadwick S. Lange
                                        Title:    President


                                        OLIVIA CANNING COMPANY

                                        By: /s/ Chadwick S. Lange
                                        Title:     President


                                        MIDWEST FOODS, INC.

                                        By: /s/ Stephens J. Lange
                                        Title:    President

                                        GOODHUE CANNING COMPANY


                                        By:  /s/ Stephens J. Lange
                                        Title:    President

                                      SCHEDULE A

                                    PLAN OF MERGER
                                          OF
                               OWATONNA CANNING COMPANY
                                OLIVIA CANNING COMPANY
                                 MIDWEST FOODS, INC.
                               GOODHUE CANNING COMPANY
                                         INTO
                         CHIQUITA BRANDS INTERNATIONAL, INC.

               FIRST:    (a) The name of each constituent corporation is as

          follows:

               1.   Owatonna Canning Company, a corporation organized under

                    the laws of the State of Minnesota ("Owatonna");

               2.   Olivia Canning Company, a corporation organized under

                    the laws of Minnesota ("Olivia");

               3.   MidWest Foods, Inc., a corporation organized under the

                    laws of Minnesota ("MidWest");

               4.   Goodhue Canning Company, a corporation organized under

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                    the laws of Minnesota ("Goodhue" and, together with

                    Owatonna, Olivia and MidWest, the "Owatonna

                    Companies"); and

               5.   Chiquita Brands International, Inc., a corporation

                    organized under the laws of the State of New Jersey.

                    (b) The name of the surviving corporation is Chiquita

          Brands International, Inc., a New Jersey corporation, and

          following the merger its name shall be Chiquita Brands

          International, Inc. (hereinafter sometimes referred to as

          "Chiquita" or as the "Surviving Corporation").

               SECOND:  The terms and conditions of the merger, including the manner and basis of converting the shares of the Owatonna

          Companies into shares of the Surviving Corporation, are as follows:

               1.   Effective Date.  The effective date of the merger (the

          "Effective Date") shall be upon the later of the filing of the

          Certificate of Merger with the Secretary of State of the State of

          New Jersey and the filing of Articles of Merger with the

          Secretary of State of the State of Minnesota.

               2.   Conversion of Shares.  As of the Effective Date, by

          virtue of the Merger and without any action on the part of any

          Shareholder of the Surviving Corporation or any of the Owatonna

          Companies, except as provided below, the shares of stock of each of the Owatonna Companies issued and outstanding immediately prior to the Effective Date shall be converted into Capital

          Stock, par value $.33 per share ("Capital Stock"), of the

          Surviving Corporation or $2.50 Convertible Preference Stock,





          Series C ("Series C Preference Stock") of the Surviving

          Corporation (or a combination thereof).  The number of shares of

          Capital Stock and\or Series C Preference Stock into which each share of stock of the Owatonna Companies shall be converted shall be determined in accordance with the election of each Shareholder of each of the Owatonna Companies, which election shall be made in accordance with that certain Agreement and Plan of Merger (the

          "Agreement"), dated as of August 22, 1997, by and among Chiquita

          Brands International, Inc., Owatonna Canning Company, Olivia

          Canning Company, MidWest Foods, Inc. and Goodhue Canning Company

          and the Shareholder Representatives (as defined in the

          Agreement). Notwithstanding the foregoing, any shares of its own stock held in treasury of any of the Owatonna Companies and any shares of stock of Olivia owned by Owatonna shall be canceled and retired as of the Effective Date.

               3.   Governing Documents; Directors and Officers.  The

          Certificate of Incorporation and By-Laws of the Surviving

          Corporation as in effect immediately prior to the Effective Date shall from and after the Effective Date be the Certificate of

          Incorporation and By-Laws of the Surviving Corporation.  All

          persons who are directors and officers of the Surviving

          Corporation immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the By-Laws of the Surviving Corporation.

               4.   Succession.  On the Effective Date, the separate


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          corporate existence of the Owatonna Companies shall cease, the

          Owatonna Companies shall be merged into the Surviving

          Corporation, and the Surviving Corporation, without further action, shall succeed to and shall possess all the rights,

          privileges, powers and franchises of the Owatonna Companies, and all property, real, personal and mixed, and all debts due to the

          Owatonna Companies on whatever account, and all other things in action or belonging to the Owatonna Companies, shall be vested in the Surviving Corporation; and all property, rights, privileges,

          powers and franchises of the Owatonna Companies and all and every other interest of the Owatonna Companies shall be thereafter effectively the property of the Surviving Corporation as they were of the Owatonna Companies; and the title to any real estate whether by deed or otherwise, under the laws of any jurisdiction,

          vested in the Owatonna Companies shall not revert or be in any way impaired by reason of the merger in accordance with the laws of the States of Minnesota or New Jersey providing therefor; but all rights of creditors and all liens upon any property of the

          Owatonna Companies shall be preserved unimpaired, and all debts,

          liabilities and duties of the Owatonna Companies shall

          thenceforth attach to the Surviving Corporation.  All corporate acts of the Owatonna Companies which were valid and effective immediately prior to the Effective Date shall be as effective and binding on the Surviving Company as the same were with respect to the Owatonna Companies.

               5.   Further Assurances.  At any time, or from time to time,


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          after the Effective Date, the last acting officers of the

          Owatonna Companies or the officers of the Surviving Corporation may, in the name of the Owatonna Companies, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action as the

          Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm the Surviving Corporation's title to and possession of all of the property, rights, privileges, powers,

          and franchises of the Owatonna Companies and otherwise to carry out the purposes of this Plan of Merger.


































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